UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 16, 2012, at our 2012 annual meeting of shareholders, our shareholders approved (i) an amendment to our Amended and Restated 2006 Stock and Option Plan that increases the number of shares of common stock authorized for issuance under this plan by 3,000,000 and (ii) an amendment to our Employee Stock Purchase Plan that increases the number of shares of common stock authorized for issuance under this plan by 2,500,000.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on May 16, 2012. Our shareholders elected Jeffrey M. Leiden and Bruce I. Sachs to serve on our board of directors until the annual meeting of shareholders to be held in 2015. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Non-votes
Jeffrey M. Leiden	169,497,477	6,106,443	11,049,913
Bruce I. Sachs	164,419,983	11,183,937	11,049,913

In addition, our shareholders (i) approved the amendment to our Amended and Restated 2006 Stock and Option Plan, (ii) approved the amendment to our Employee Stock Purchase Plan, (iii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 and (iv) approved, by a non-binding advisory vote, the executive compensation program for our named executive officers.  The tabulation of votes with respect to these proposals was as follows:

	For	Against	Abstain	Non-Votes
Amendment to our Amended and Restated 2006 Stock and Option Plan	96,998,273	78,543,818	61,829	11,049,913
Amendment to our Employee Stock Purchase Plan	172,995,195	2,545,092	63,633	11,049,913
Ratification of our Independent Registered Public Accounting Firm	183,016,192	3,474,624	163,017	0
Approval of our Executive Compensation Program	90,039,765	85,432,217	131,938	11,049,913

Our board of directors plans to carefully consider the outcome of the advisory vote on executive compensation and our discussions with and feedback from shareholders in making future decisions regarding our overall executive compensation program and practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 17, 2012	/s/ David T. Howton
David T. Howton
Senior Vice President and Chief Legal Officer